CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports", "General Information - Independent Auditors" and "Financial Statements and Report of Independent Auditors"and to the use of our report dated October 10, 2003, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 333-18505 and 811-09160) of AllianceBernstein High Yield Fund, Inc.






                                   ERNST & YOUNG LLP


New York, New York
November 12, 2003